SHARE EXCHANGE AND PURCHASE AGREEMENT

by and among

FACEBANK GROUP, INC.

and

100% OF THE HOLDERS OF RESTRICTED COMMON STOCK OF

FACEBANK AG

Dated as of August 15, 2019

Exhibit A	Form of Stock Power
Exhibit B	Form of Lock-Up Agreement

SHARE EXCHANGE AND PURCHASE AGREEMENT

Dated as of August 15, 2019

This Share Exchange and Purchase Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Closing Date”) by and between (i) FACEBANK GROUP, INC., a Florida corporation (the “Company”) formerly known as Pulse Evolution Group Inc, DGLF:QBB with the EIN registration number [26-4330545] and the shareholders of FACEBANK AG, a Swiss corporation (“TARGET”) with the registration number CH-270.3.015.606-4 as set forth on the signature pages hereof (the “TARGET Shareholders”). The Company and the TARGET Shareholders may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company is a publicly held corporation organized under the laws of the State of Florida;

WHEREAS, TARGET is a privately held company organized under the laws of Switzerland and the target corporate structure as shown in the Exhibit J;

WHEREAS, the Company agrees to acquire 100% of the issued and outstanding shares of common stock of TARGET, par value CHF 100.00 per share of an aggregate par value of CHF 100,000.00 (the “TARGET Common Stock”), held by the TARGET Shareholders (the “TARGET Shares”) in exchange for the issuance of Two Million Five Hundred Thousand (2,500,000) shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), or 2,500 shares of Company Common Stock for each share of TARGET Common Stock being exchanged hereunder, with any fractional shares of Company Common Stock issuable therefore being rounded to the nearest whole share of Company Common Stock (such exchange and the other transactions as contemplated herein, collectively, the “Exchange”); and

WHEREAS, for Federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties now agree as follows:

ARTICLE I DEFINITIONS

Section 1.01 Definitions. In addition to the terms defined herein, the following terms, as used herein, have the following meanings:

(a) “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York are authorized or required by Law to be closed for business.

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(a) “Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include (i) punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party or (ii) lost profits or consequential damages, in any case.

(b) “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(c) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(d) “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(e) “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity

(f) “Material”, “Materiality”means exceeding the Materiality Threshold as further defined in the Section 2.07 of this Agreement.

(g) “Transfer” means, with respect to any Exchange Share and the associated interest in the Company, a transaction by which any TARGET Shareholder assigns such Exchange Share to another Person who is or becomes a shareholder of the Company, and includes a sale, assignment, gift, exchange or any other disposition by Law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

Section 1.02 Interpretation. Unless the express context otherwise requires:

(a) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the terms “Dollars” and “$” mean United States Dollars;

(d) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement;

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(e) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f) references herein to any gender shall include each other gender;

(g) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.01 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(j) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(l) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

ARTICLE II REPRESENTATIONS AND WARRANTIES REGARDING TARGET

As an inducement to, and to obtain the reliance of the Company, except as set forth in the disclosures made by TARGET’s Germany-listed affiliate Nexway AG and disclosure schedules delivered by TARGET to the Company on the Closing Date (the “TARGET Schedules”) and referencing the Section of this ARTICLE II to which such exception or disclosure relates, the TARGET Shareholders, jointly and severally, hereby represent and warrant to the Company, as of the Closing Date, as follows:

Section 2.01 Organization.TARGET is a company duly organized, validly existing, and in good standing under the Laws of Switzerland and has the corporate power and has the power and authority under all applicable Laws to carry on its business in all material respects as it is now being conducted. Included in the Exhibit A is a complete and correct copy of the Articles of Incorporation of TARGET (the “TARGET Articles”) as in effect on the date hereof.

Section 2.02 Valid Obligation. The execution and delivery of this Closing Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the TARGET Articles or applicable Law. TARGET has taken all actions required by Law, the TARGET Articles, or otherwise, to authorize the execution, delivery and performance of this Closing Agreement and the consummation of the transactions herein. This Closing Agreement has been duly executed and delivered by TARGET and it constitutes a valid and legally binding agreement of TARGET, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

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Section 2.03 Governmental Authorization. Neither the execution, delivery nor performance of this Closing Agreement by TARGET requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any means any Governmental Authority. TARGET agrees to initiate renaming of the TARGET into Facebank AG upon signing this Agreement, however can not warrant or guarantee in any way that this new name (Facebank AG) would be granted and effectively approved by the Swiss government authorities.

Section 2.04 Authorized Shares and Capital. TARGET is authorized to issue 1,000 shares of common stock, par value CHF 100.00 per share (the “TARGET Common Stock”) and no shares of preferred stock. As of the Closing Date, there are 1,000 shares of TARGET Common Stock issued and outstanding with an aggregate value of paid-in charter (equity) capital being CHF 100,000 (one hundred thousand Swiss Francs). The issued and outstanding shares of TARGET Common Stock are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any Person. This Section 2.04 sets forth the true, correct and complete capitalization of TARGET, including all existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of TARGET. Except as disclosed in this Section 2.04, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by TARGET relating to the issued or unissued capital stock of TARGET (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of TARGET) or obligating TARGET to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, TARGET. There are no outstanding contractual obligations of TARGET to repurchase, redeem or otherwise acquire any shares of TARGET Common Stock or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

Section 2.05 Material Subsidiaries and Significant Debt Obligations.

(a) TARGET owns 100% ownership of and voting interest in StockAccess Holdings SAS (“SAH”), a French joint stock company, that is the Borrower under EUR 20,000,000 bond (“SAH Bond”) issued and outstanding (SAH Bond Issuance conditions are attached in the Exhibit B herein), with 100% ownership interest of SAH pledged under the SAH Bond, and SAH currently being in compliance with all the terms and obligations under the SAH Bond issuance conditions;

(b) TARGET owns 24,018 shares of common stock in Nexway AG (formerly known as asknet AG), a Germany-listed company (“Key Subsidiary”), SAH owns 97,544 shares of common stock in the Key Subsidiary, and has entered a definite agreement with a third party (“Asset Purchase Agreement”) to acquire certain assets including further 287,855 shares of common stock of the Key Subsidiary (“Remaining Shares”), with this Asset Purchase Agreement attached in the Exhibit F herein but not yet consummated as of the date of signing this Agreement, and with the total number of shares issued and outstanding by the Key Subsidiary being equal to 653,765 shares as of the date of this Agreement;

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(c) The Key Subsidiary has multiple subsidiaries around the world, with the largest subsidiaries being Nexway Group AG of Switzerland (100% owned by the Key Subsidiary) and Nexway SAS of France (100% owned by Nexway Group AG). Nexway SAS is the Borrower under EUR 12,000,000 bond (“Nexway Bond”), of which EUR 7,500,000 is issued and outstanding (Nexway Bond Issuance conditions are attached in the Exhibit C herein), with 100% ownership interest of Nexway SAS pledged under the Nexway Bond, and Nexway currently being in compliance with all the terms and obligations under the Nexway Bond issuance conditions;

(d) TARGET directly or indirectly holds an aggregate liability of EUR 9,500,000 (“TARGET Buyback Liability”) to buy out the SAH Bonds ((i) from the SAH Bond pledge holder for an aggregate consideration of EUR 5,000,000, of which EUR 3,000,000 due and payable by March 31, 2020, and EUR 2,000,000 due and payable by March 31, 2021, and (ii) from the Nexway Bond pledge holder for an aggregate consideration of EUR 4,500,000 due and payable by September 10, 2021), and Parties hereby agree that the Company will extinguish this liability as further specified in the Section 6.01 of this Closing Agreement;

(e) TARGET directly or indirectly holds control investments in multiple other material subsidiaries, including 8+ Holdings LLC and P8H Inc in the USA and Highlight Finance Corp in the British Virgin Islands (“HFC”). HFC has EUR 15,000,000 long term bond facility issued and outstanding (“HFC Bond”, issuance conditions are enclosed in the Exhibit I) and holds (i) $10,000,000 loan facility with HFC being the creditor and P8H Inc being the borrower, (ii) 21,057,249 shares of common stock in Pulse Evolution Corp (currently being converted into 998,114 shares of common stock of the Company), and (iii) other assets;

(f) TARGET directly or indirectly has multiple trade payables and other liabilities related to normal business of the Company, both current and overdue, and has access to working capital financing through headroom in the Nexway Bond and certain banking loan facilities that are being used from time to time to finance the working capital of TARGET and/or its group companies, with TARGET target corporate structure (Exhibit J) and TARGET Financial Statements (Exhibit D) providing for the essentially complete and up to date summary of all the liabilities and assets of the TARGET Group;

Section 2.06 Financial Statements.

(a) TARGET has provided to the Company the consolidated balance sheet of TARGET for the period ended August 15, 2019, the balance sheet, profit & loss statement and cash flow statement of the Key Subsidiary for the six months period ended June 30, 2019 (all unaudited management accounts), and the audited annual report (including the balance sheet, profit & loss statement and cash flow statement of the Key Subsidiary) for the calendar 2018 (collectively all those reports referred as the “TARGET Financial Statements” as included in the Exhibit D to this Agreement).

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(b) The TARGET Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The TARGET Financial Statements are unaudited management accounts that to the best of TARGET’s knowledge are true and accurate and present fairly as of their respective dates the financial condition of TARGET.

(c) TARGET has duly and punctually paid all governmental fees and taxation which it has become liable to pay and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and TARGET has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxation. TARGET has not yet filed any tax returns with the Swiss tax authorities as it benefits from tax filing extension until December 31, 2019 for the TARGET’s full first full year of operations being calendar 2018.

(d) The books and records, financial and otherwise, of TARGET are in all material aspects complete and correct.

(e) All of TARGET’s assets are reflected on its financial statements, and, except as set forth in the TARGET Schedules or the TARGET Financial Statements, or the notes thereto or disclosed in this Agreement and Exhibits thereto, TARGET has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.07 Information. The Company and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the TARGET and materials relating to the offer and sale of the Exchange Shares which have been requested by the Company or its advisors. The Company and its advisors, if any, have been afforded the opportunity to ask questions of each of the TARGET, its Key Subsidiary and any other subsidiaries and affiliates of TARGET. Notwithstanding the foregoing, the Key Subsidiary has not disclosed to the Company any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Company. The Company understands that its investment in the TARGET Shares involves a significant degree of risk. The TARGET is not aware of any facts that may constitute a breach of any of the TARGET’s representations and warranties made herein. The Company has received and reviewed the public filings made by the Key Subsidiary. The information concerning TARGET set forth in this Closing Agreement and in the TARGET Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact. In addition, TARGET has fully disclosed in writing to the Company in this Closing Agreement or/and the TARGET Financial Statements / TARGET Schedules all information relating to matters involving TARGET or its assets or its present or past operations or activities which indicated or may indicate, in the aggregate, the existence of a greater than EUR 1,000,000 liability (“Materiality Threshold”).

Section 2.08 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of any of the TARGET Shareholders after reasonable investigation, threatened by or against TARGET or affecting TARGET or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, and that can result in an award or judgment exceeding the Materiality Threshold with an exception of the litigation procedures duly disclosed by the Key Subsidiary in its annual report and subsequent ad-hoc announcements. TARGET has no knowledge of any material default on TARGET’s part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

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Section 2.09 Compliance With Laws and Regulations. TARGET has complied in all material respects with all United States federal, state or local or any applicable foreign Laws applicable to TARGET and the operation of its business, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of TARGET or except to the extent that noncompliance would not result in the occurrence of any material liability for TARGET. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.10 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by such TARGET in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with TARGET or any action taken by TARGET.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF TARGET SHAREHOLDERS

Each TARGET Shareholder, severally and not jointly and solely with respect to the TARGET Shares held by such TARGET Shareholder and the Exchange Shares to be received by such TARGET Shareholder with respect to the TARGET Shares held by such TARGET Shareholder, represents and warrants to the Company, as of the Closing Date, as follows:

Section 3.01 Organization.Such TARGET Shareholder is a natural person or is an entity duly organized, validly existing, and in good standing under the Laws of the state of its organization and has the power and authority under all applicable Laws to carry on its business in all material respects as it is now being conducted.

Section 3.02 Valid Obligation. Such TARGET Shareholder has taken all actions required by Law, its organizational documents, if applicable, or otherwise, to authorize the execution, delivery and performance of this Agreement and the consummation of the Exchange. This Agreement has been duly executed and delivered by such TARGET Shareholder and it constitutes a valid and legally binding agreement of such TARGET Shareholder, enforceable against such TARGET Shareholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.03 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by such TARGET Shareholder requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any means any Governmental Authority.

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Section 3.04 Title to and Issuance of the TARGET Shares. Such TARGET Shareholder is the record and beneficial owner and holder of the TARGET Shares to be delivered at the Closing as set forth on such TARGET Shareholder’s signature page hereto, free and clear of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing (collectively, “Liens”). None of the TARGET Shares held by such TARGET Shareholder are subject to pre-emptive or similar rights, either pursuant to any organizational document of TARGET, requirement of Law or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any of the TARGET Shares or other interests in TARGET from such TARGET Shareholder.

Section 3.05 Investment Representations.

(a) Investment Purpose. Such TARGET Shareholder understands and agrees that the consummation of this Agreement including the delivery of the Exchange Shares (as hereinafter defined) to such TARGET Shareholder in exchange for the TARGET Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state statutes and that the TARGET Shares are being acquired for such TARGET Shareholder’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, such TARGET Shareholder does not agree to hold any of the Exchange Shares for any minimum or other specific term and reserves the right to dispose of the Exchange Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(b) Accredited Investor Status. Such TARGET Shareholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c) Reliance on Exemptions. Such TARGET Shareholder understands that the Exchange Shares are being offered and sold to such TARGET Shareholder in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and such TARGET Shareholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such TARGET Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of such TARGET Shareholder to acquire the Exchange Shares.

(d) Information. Such TARGET Shareholder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Exchange Shares which have been requested by such TARGET Shareholder or its advisors. Such TARGET Shareholder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to such TARGET Shareholder any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to such TARGET Shareholder. Such TARGET Shareholder understands that its investment in the Exchange Shares involves a significant degree of risk. Such TARGET Shareholder is not aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein. Such TARGET Shareholder has received and reviewed the SEC Reports (as defined below) and consents to such SEC Reports being delivered to such TARGET Shareholder via the Company’s filings with the SEC (as defined below).

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(e) Governmental Review. Such TARGET Shareholder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Shares.

(f) Transfer or Re-sale. Such TARGET Shareholder understands that (i) the sale or re-sale of the Exchange Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Exchange Shares may not be Transferred unless (a) the Exchange Shares are sold pursuant to an effective registration statement under the Securities Act, (b) such TARGET Shareholder shall have delivered to the Company, at the cost of such TARGET Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Exchange Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of such TARGET Shareholder who agrees to sell or otherwise transfer the Exchange Shares only in accordance with this Section 3.05 and who is an Accredited Investor, (d) the Exchange Shares are sold pursuant to Rule 144, or (e) the Exchange Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and such TARGET Shareholder shall have delivered to the Company, at the cost of such TARGET Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Units States Securities and Exchange Commission (the “SEC”) thereunder; and (iii) except as otherwise set forth herein, neither the Company nor any other Person is under any obligation to register such Exchange Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. Furthermore and for avoidance of any doubt, TARGET Shareholder can transfer any amount of the Exchange Shares to The Native SA, a Swiss listed company, at any time and at no further cost to any of the TARGET Shareholder, The Native SA or the Company, and provided The Native SA agrees to comply with the same Transfer and Re-Sale restrictions set forth in this Section herein.

(g) No Representation. Each and every TARGET Shareholder makes no representation for the accuracy or completeness of any of the information furnished by any of the TARGET and/or TARGET subsidiaries and affiliates under this Agreement and attachments hereto and provides for no guarantee, recourse or any representation of any sort except for those explicitly set in this Article III.

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(h) Legends. Such TARGET Shareholder understands that Exchange Shares, until such time as the Exchange Shares have been registered under the Securities Act, may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares, and any shares of common stock into which the Exchange Shares may be converted, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Exchange Shares upon which it is stamped, if, unless otherwise required by applicable state securities Laws, (a) the Exchange Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Each of the TARGET Shareholders agrees to sell all Exchange Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

Section 3.06 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by such TARGET Shareholder in connection with the Exchange based on any agreement, arrangement or understanding with such TARGET Shareholder or any action taken by such TARGET Shareholder.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of the TARGET Shareholders, except as set forth in the disclosure schedules delivered by the Company to TARGET on the Closing Date (the “Company Schedules”) or as described in the SEC Reports, the Company represents and warrants to the TARGET Shareholders, as of the Closing Date, as follows:

Section 4.01 Organization. The Company is a company duly organized, validly existing, and in good standing under the laws of Florida and has the corporate power and is duly authorized under all applicable Laws to carry on its business in all material respects as it is now being conducted.

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Section 4.02 Valid Obligation. The execution and delivery of this Agreement does not, and the consummation of the Exchange will not, violate any provision of the Articles of Incorporation of the Company (the “Company Articles”) or the Bylaws of the Company (the “Company Bylaws”) or applicable Law. The Company has taken all actions required by Law, the Company Articles and the Company Bylaws, or otherwise, to authorize the execution, delivery and performance of this Agreement and the consummation of the Exchange. This Agreement has been duly executed and delivered by the Company and it constitutes a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.03 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by the Company requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any means any Governmental Authority.

Section 4.04 Capitalization. The Company’s authorized capitalization consists of (a) 400,000,000 shares of Company Common Stock, of which approximately 22,936,384 are issued and outstanding as of June 30, 2019, and (b) 50,000,000 shares of preferred stock, par value $0.0001 per share, of which (1) 5,000,000 shares have been designated as the Series A Preferred stock, par value $0.0001 per share, (2) 1,000,000 shares have been designated as the Series B Preferred stock, par value $0.0001 per share, (3) 41,000,000 shares have been designated as the Series C Preferred stock, par value $0.0001 per share, (4) 2,000,000 shares have been designated as the Series D Preferred stock, par value $0.0001 per share, and (5) 1,000,000 shares have been designated as the Series X Preferred stock, par value $0.0001 per share. As of July 31, 2019, there are no Series A, Series B, Series C, or Series X preferred shares outstanding, and there are 253,000 Series D preferred shares outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any Person. Except as disclosed in the SEC Reports, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of the Company) or obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company Common Stock of the Company or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

Section 4.05 SEC Reports. The Company has filed all reports required to be filed by it under the Securities Act and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, (the “SEC Reports”).

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Section 4.06 Information. The information concerning the Company set forth in this Agreement, the SEC Reports is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. The Company and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the TARGET including all of the subsidiaries and affiliates of the TARGET, and materials relating to the offer and sale of the TARGET Common Stock which have been requested by the Company or its advisors. The Company and its advisors, if any, have been afforded the opportunity to ask questions about the TARGET including all of the subsidiaries and affiliates of the TARGET. Notwithstanding the foregoing, the TARGET’s Key Subsidiary has not disclosed to the Company any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Company. The Company understands that its investment in the TARGET Common Stock (and shares of all of the TARGET subsidiaries) involves a significant degree of risk. The Company is not aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein. The Company has received and reviewed the TARGET Financial Statements (as defined in the Section 2.06).

Section 4.07 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the Exchange will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

Section 4.08 Compliance With Laws and Regulations. The Company has complied in all material respects with all Laws applicable to the Company and the operation of its business, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability for the Company. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 4.09 Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the Exchange.

Section 4.10 OTC Marketplace Quotation. The Company Common Stock is quoted on the OTC ‘QB’ tier of the OTC Markets under the symbol “DGLF.” There is no action or proceeding pending or, to the Company’s knowledge, threatened, against the Company by the Financial Industry Regulatory Authority, Inc. with respect to any intention by such entity to prohibit or terminate the quotation of the Company Common Stock on the OTC-QB tier. As of the signing this Agreement, the Company’s board has agreed to the name change to Facebank Group Inc, and intends to submit the application to change its listing and quotation to New York Stock Exchange by no later than October 31, 2019.

Section 4.11 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Company in connection with the Exchange based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

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Section 4.12 Company’s Indemnification Obligations. The Company agrees to indemnify and hold harmless the TARGET Sellers, the directors of each of TARGET, SAH, Key Subsidiary or/and subsidiaries thereof (“Indemnified Parties”), as further provided in the Exhibit E herein with the full list of the Indemnified Parties further listed in the Exhibit E herein.

Section 4.13 Company’s Guarantees. The Company hereby agrees to act as a guarantor of all of the Company’s indemnification obligations contained in Section 4.12 of this Agreement. Specifically and without limitation, the Company shall indemnify and hold harmless the Indemnified Parties against losses, damages, liabilities or expenses incurred by any of Indemnified Parties for any act or omission based upon errors of judgment or other fault in connection with the business of any of TARGET, SAH, Key Subsidiary or/and subsidiaries thereof, so long as in connection with those acts or omissions (i) the respective Indemnfied Party acts in good faith and in a manner reasonably believed by him/her to be in the best interests of the Company and (ii) the acts or omissions do not constitute gross negligence or willful misconduct, and in criminal actions or proceedings, the respective Indemnified Party has no reasonable cause to believe his conduct was unlawful. Moreover, the Company shall advance adverse expenses to the respective Indemnified Party that would be covered by this indemnity (to the extent that the Company has not previously made such advances of expenses) after five (5) days written notice to the Company.

ARTICLE V SHARE EXCHANGE

Section 5.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, the closing of the Exchange (the “Closing”) shall occur on the Closing Date following the execution of this Agreement by TARGET Shareholders representing no less than 100% of the ownership of TARGET, and upon TARGET providing (i) TARGET Financial Statements as defined in this Agreement, and (ii) the duly executed Asset Purchase Agreement in a form substantially corresponding to the one listed in the Exhibit F. The Closing shall occur at the offices of the Company or at such other location as agreed to by the Company and TARGET. At the Closing, the TARGET Shareholders shall sell, assign, transfer and deliver to the Company, free and clear of all Liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the TARGET Shares held by each of them, in exchange for a number of shares of Company Common Stock equal to (1) the number of TARGET Shares held by such TARGET Shareholder multiplied by (2) 2,500 (two thousand five hundred) with any fractional shares of Company Common Stock issuable therefore being rounded to the nearest whole share of Company Common Stock (as to each TARGET Shareholder, the “Exchange Shares”).

Section 5.02 Deliverables at the Closing.

(a) At the Closing, each TARGET Shareholder shall deliver to the Company:

(i) Any certificates representing the TARGET Shares held by such TARGET Shareholder, together with duly executed stock powers in the form as attached hereto as Exhibit A, or such other instruments of transfer as reasonably requested by the Company, duly executed in blank and with all required stock transfer stamps affixed, in form and substance satisfactory to the Company as required for the same to be transferred to the ownership of the Company, with all necessary transfer Tax and other revenue stamps, acquired at each TARGET Shareholder’s expense, affixed;

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(ii) A Lock-Up Agreement, as required by Company, duly executed by the applicable TARGET Shareholder Representative; and

(b) At the Closing, (i) the Company as the new 100% owner of the TARGET will appoint at least one director of the TARGET (“Company Director”) and will make a resolution to rename TARGET into “Facebank AG”, (ii) the TARGET shall provide the evidence of the full voting power of the Remaining Shares being assigned through the voting proxy to the TARGET with the Company Director being able to use this voting proxy on TARGET’s behalf, and (iii) the Company shall cause the Company’s transfer agent to record in the stock ledger of the Company the Exchange Shares to be issued to each TARGET Shareholder as calculated in accordance with Section 5.01 and subsequently delivered according to the post-closing conditions further specified in the Section 5.04.

Section 5.03 Tax Consequences. For U.S. federal income tax purposes, the Exchange is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

Section 5.04 Actions Following the Closing. At and following the Closing, and upon reasonable request by any of the other Parties post-Closing:

(a) each TARGET Shareholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the Exchange;

(b) TARGET should execute on the Asset Purchase Agreement, according to the timeline and procedures set forth in the Asset Purchase Agreement (Exhibit F), and specifically provide the evidence of the Remaining Shares being credited to the TARGET’s safekeeping account with J. Safra Sarasin (Switzerland) and TARGET or / and SAH receiving the HFC share certificate issued on the SAH name for an aggregate 70% ownership interest in HFC;

(c) Company delivering the Exchange Shares to TARGET Shareholders or/and other parties designated by the TARGET Shareholders;

(d) TARGET Shareholders delivering TARGET Common Stock to the Company;

(e) The Company and TARGET informing the Key Subsidiary about the ownership changes in the Key Subsidiary as triggered by this Agreement and the Asset Purchase Agreement, and

(f) TARGET completing the corporate restructuring and reorganization that should result in fully documented and completed TARGET target structure as further shown in the Exhibit J to this Agreement.

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ARTICLE VI COVENANTS AND ADDITIONAL AGREEMENTS

Section 6.01 Obligations of Company regarding Debt of TARGET, Nexway, HFC and SAH. The Company shall agree to be bound, in all respects as borrower, by the existing bond obligations as set in the Exhibit B, Exhibit C and Exhibit I (collectively the “TARGET Bonds”). Notwithstanding the current principal repayment requirements and terms of the TARGET Bonds, Company agrees to pay at least EUR 9,500,000 (Nine Million Five Hundred Euros) of the outstanding principal of the SAH Bonds (Exhibit B), by no later than March 31, 2020 wiring this payment in cash to the bank account to be designated by the Shareholders’ Representative as set forth in the Section 6.03 of this Agreement.

Section 6.02 Lock-Up Agreements. At the Closing, the Company and each of the TARGET Shareholders shall enter into a lock-up agreement in the form as attached hereto as Exhibit G (the “Lock-Up Agreement”) which the Parties acknowledge will be executed by the Shareholders’ Representative (as defined below) on behalf of each TARGET Shareholder. The Parties acknowledge and agree that, pursuant to the power of attorney granted to the Shareholders’ Representative by the TARGET Shareholders in this section 6.02 Representative shall have the power to execute and deliver, on behalf of each or any TARGET Shareholder, any amendments to the Lock-Up Agreement of such TARGET Shareholder as determined to be required by the Shareholders’ Representative to be in the best interests of the TARGET Shareholders and as may be agreed between the Company and the Shareholders’ Representative.

Section 6.03 Pre-Closing Restructuring. The Company hereby acknowledges and agrees that for each of the TARGET and TARGET Shareholders to reorganize the TARGET according to the target corporate structure as set forth in the Exhibit J herein the TARGET or / and TARGET subsidiaries or / and TARGET affiliates or / and TARGET shareholders might be entering multiple share purchase, debt assignment, asset transfer, set-off and services agreements (“Restructuring Agreements”), with all of those Restructuring Agreements to be signed and executed for the period between August 1 and September 30, 2019, and some of those being related party transactions. The Company has explicitly agrees and consents to all of those Restructuring Agreements provided they (i) facilitate for the TARGET actual corporate structure matching the target corporate structure as presented in the Exhibit J herein, and (ii) create no new material iabilities for the TARGET Group comparatively to those disclosed in this Agreement and/or TARGET Financial Statements.

Section 6.04 Shareholders’ Representative.

(a) Each TARGET Shareholder constitutes and appoints Mr. Brian McConville (the “Shareholders’ Representative”) as its representative and its true and lawful attorney in fact, with full power and authority in its name and on its behalf:

(i) to act on such TARGET Shareholder’s behalf in the absolute discretion of Shareholders’ Representative with respect to all matters relating to this Agreement, including execution and delivery of any amendment, supplement, or modification of this Agreement and any waiver of any claim or right arising out of this Agreement and to execute and deliver any other documents as required, in the determination of the Shareholders’ Representative, to effect the provisions herein;

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(ii) to execute and deliver the Lock-Up Agreement to be delivered by each such TARGET Shareholder, and thereafter to undertake, agree to, execute and deliver any amendments to such Lock-Up Agreement as determined to be necessary in the discretion of the Shareholders’ Representative; and

(iii) in general, to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions, and other instruments contemplated by or deemed advisable by the Shareholders’ Representative to effectuate the provisions of this Section 6.02.

(b) This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made in this Agreement and is irrevocable and will not be terminated by any act of any TARGET Shareholder or by operation of Law, whether by the death or incapacity of any TARGET Shareholder or by the occurrence of any other event. Each TARGET Shareholder hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by Shareholders’ Representative pursuant to this Section 6.02. Each TARGET Shareholder agrees that Shareholders’ Representative shall have no obligation or liability to any Person for any action taken or omitted by Shareholders’ Representative in good faith, even if taken or omitted negligently, and each TARGET Shareholder shall indemnify and hold harmless Shareholders’ Representative from, and shall pay to Shareholders’ Representative the amount of, or reimburse Shareholders’ Representative for, any Loss that Shareholders’ Representative may suffer, sustain, or become subject to as a result of any claim made or threatened against Shareholders’ Representative in his capacity as such.

(c) The Company shall be entitled to rely upon any document or other paper delivered by Shareholders’ Representative as being authorized by TARGET Shareholders and each TARGET Shareholder, and the Company shall not be liable to any TARGET Shareholder for any action taken or omitted to be taken by the Company based on such reliance.

(d) Until all obligations under this Agreement shall have been discharged, TARGET Shareholders who, immediately prior to the Closing, are entitled in the aggregate to receive more than fifty percent (50%) of the Exchange Shares, may, from time to time upon notice to the Company, appoint a new Shareholders’ Representative upon the death, incapacity, or resignation of Shareholders’ Representative. If, after the death, incapacity, or resignation of Shareholders’ Representative, a successor Shareholders’ Representative shall not have been appointed by TARGET Shareholders within fifteen (15) Business Days after a request by the Company, the Company may appoint a Shareholders’ Representative from among the TARGET Shareholders to fill any vacancy so created by notice of such appointment to TARGET Shareholders.

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ARTICLE VII MISCELLANEOUS

Section 7.01 Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of Law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in New York, New York. By execution and delivery of this Agreement, each Party irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

(b) EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.01(b).

(c) Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 7.02 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 7.03 Notices.

(a) Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email with return receipt requested and received, or via overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company, to:

FACEBANK GROUP, INC.

Attn: John Textor, CEO

1115 Broadway, 12th Floor,

New York, NY 10010

Email: john.textor@facebank.com

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If to any TARGET Shareholder, to the address of such TARGET Shareholder as set forth on such TARGET Shareholder’s signature page hereto.

(b) Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c) Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with receipt confirmed by recipient and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04 Attorney’s Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality. Each Party agrees with the other that it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the Exchange. In the event of the termination of this Agreement, each Party shall return to the other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06 Public Announcements and Filings. Unless required by applicable Law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with Exchange) or file any document, relating to this Agreement and the Exchange, except as may be mutually agreed by the Parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by Law, shall be delivered to each Party at least one (1) Business Day prior to the release thereof.

Section 7.07 Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in each other Party’s schedules delivered pursuant to this Agreement.

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Section 7.08 Third Party Beneficiaries. This contract is strictly between the Parties, and, except as specifically provided herein, including, without limitation, in Section 5, no director, officer, stockholder (other than the TARGET Shareholders), employee, agent, independent contractor or any other Person shall be deemed to be a third party beneficiary of this Agreement.

Section 7.09 Expenses. Subject to Section 7.04, whether or not the Exchange is consummated, each Party will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange.

Section 7.10 Entire Agreement. This Agreement and the other documents referenced herein (including the Lock-Up Agreements) represent the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing Law rather than voided, if possible, in order to achieve the intent of the Parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the Parties.

Section 7.11 Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the Exchange for a period of two years.

Section 7.12 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at Law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended at any time by a writing signed by all Parties, provided that additional Persons may join this Agreement as contemplated herein, which joinder shall not be deemed an amendment of this Agreement. Any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended. Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 7.13 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

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Section 7.14 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 7.15 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the all of the other Parties and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement. This Agreement shall be binding on the permitted successors and assigns of the Parties.

Section 7.16 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the Exchange.

Section 7.17 Efforts. Subject to the terms and conditions herein provided, each Party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement. Each Party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the Exchange.

Section 7.18 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the Closing Date.

FACEBANK GROUP, INC.

By:	/s/ John C. Textor
Name:	John C. Textor
Title:	Chief Executive Officer

Agreed and accepted by the Mr. Brian McConville as the Shareholders’ Representative for purposes of Section 6.02 and thereafter:

By:	/s/ Brian McConville
Name:	Brian McConville

[Shareholder Signatures continue on following pages]

TARGET Shareholders:

Full legal name of TARGET Shareholder:

IndexAtlas AG

By:	/s/ Brian McConville
Name:	Brian McConville
Title:	Power of Attorney
(if applicable)

Number of TARGET Shares owned: 1,000

Number of Company Shares received in Exchange: 2,500,000

[Signature page to Share Exchange Agreement]

Exhibit A	TARGET Articles of Incorporation

Exhibit B	SAH Bond

Exhibit C	Nexway Bond

Exhibit D	TARGET Financial Statements

Exhibit E	Indemnification Letter

Exhibit F	Asset Purchase Agreement

Exhibits G and H – provided below

Exhibit I	HFC Bond

Exhibit J	TARGET Target Corporate Structure

Exhibit H

IRREVOCABLE STOCK POWER FOR FACEBANK GROUP, INC.

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, _______________________________ (“Seller”) hereby assigns, transfers, and conveys to FaceBank Group, Inc., a Florida corporation, all of Seller’s right, title, and interest in and to _________________________ shares of common stock, par value $0.001 per share (the “Shares”), of FACEBANK AG, a Swiss corporation (the “Company”), which are not represented by certificates, and hereby irrevocably appoints the President and Secretary of the Company as Seller’s attorney-in-fact to transfer said Shares on the books of the Company, with full power of substitution in the premises.

Date: ______________, 2019

By: _____________________________

Name: _____________________________

Its: _____________________________

STATE OF __________________

COUNTY OF ___________________

Sworn to and subscribed before me this ______ day of_______________, 2019, by _______________, who is personally known to me or who has produced ________________________ as identification.

Notary’s Signature______________________

Print Notary’s Name______________________

NOTARY PUBLIC, State of ______________________

My commission expires:

Exhibit G

Form of Lock-Up Agreement

(Attached)

Exhibit J

TARGET Target Corporate Structure